Filed Pursuant to Rule 424(b)(7)
Registration No. 333-228333

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	3,500,000	$23.38	$81,830,000	$9,917.80

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average high and low prices of the Class A Common Stock on March 29, 2019 as reported on the New York Stock Exchange.

PROSPECTUS SUPPLEMENT
to Prospectus dated November 9, 2018

KKR & Co. Inc.

3,500,000 Shares of Class A Common Stock

This Prospectus Supplement updates, amends and supplements our prospectus dated November 9, 2018 (the “Prospectus”).

This Prospectus Supplement relates to up to 3,500,000 shares of our Class A Common Stock that may be offered for sale from time to time by CNL Fund Advisors Company (the “Selling Securityholder”). The shares of our Class A Common Stock have been issued by us to the Selling Securityholder pursuant to agreements entered into in connection with our acquisition of certain assets from the Selling Securityholder and its affiliates on November 14, 2017, which we refer to as the “CNL Transaction”.

We are not offering any shares of Class A Common Stock for sale under this Prospectus Supplement, and we will not receive any proceeds from the sale of Class A Common Stock by the Selling Securityholder.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “KKR.” The last reported sale price of our Class A Common Stock on April 4, 2019, was $23.65 per share.

This Prospectus Supplement should be read in conjunction with the Prospectus. Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent this Prospectus Supplement modifies or supersedes such statement. This Prospectus Supplement is not complete without, and may not be delivered or used except in connection with, the Prospectus, including all amendments and supplements thereto.

In reviewing this Prospectus Supplement and the Prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 2 of the Prospectus, as supplemented, and in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus Supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is April 5, 2019.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a Prospectus Supplement and an accompanying Prospectus, dated November 9, 2018. This Prospectus Supplement and the Prospectus are part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. This Prospectus Supplement, which describes certain matters relating to us and the specific terms of this offering of shares of Class A Common Stock, adds to and updates information contained in the Prospectus and the documents incorporated by reference herein. To the extent there is a conflict between the information contained in this Prospectus Supplement, on the one hand, and the information contained in the Prospectus or in any document incorporated by reference that was filed with the SEC before the date of this Prospectus Supplement, on the other hand, you should rely on the information in this Prospectus Supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this Prospectus Supplement or in the Prospectus after the date of this Prospectus Supplement) the statement in the document having the later date modifies or supersedes the earlier statement.

You should read both this Prospectus Supplement together with information incorporated and deemed to be incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information” before making an investment in our Class A Common Stock.

Unless otherwise expressly stated or the context otherwise requires, references in this Prospectus Supplement to “KKR,” “we,” “us” and “our” refer to KKR & Co. Inc., a Delaware corporation, and its subsidiaries.

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SELLING SECURITYHOLDER

We have prepared this Prospectus Supplement to allow the Selling Securityholder to sell or otherwise dispose of, from time to time, up to an aggregate of 3,500,000 shares of our Class A Common Stock. These shares of our Class A Common Stock have been issued by us to the Selling Securityholder in connection with the CNL Transaction.

The table below presents information as of April 5, 2019 regarding (i) the Selling Securityholder, (ii) the shares Class A Common Stock beneficially owned by it, and (iii) the beneficial ownership of our Class A Common Stock by the Selling Securityholder as adjusted to reflect the assumed sale of all of the shares of Class A Common Stock offered under this Prospectus Supplement. The estimated offering expenses payable by us are approximately $50,000.

We have prepared the following table based on information given to us by, or on behalf of, the Selling Securityholder on or before April 5, 2019. We have not independently verified this information. Information about the Selling Securityholder may change over time. The term “Selling Securityholder” includes the Selling Securityholder listed below and its pledgees, assignees, transferees, donees and successors-in-interest. We may amend or supplement this Prospectus Supplement from time to time in the future to update or change this list of selling securityholders and shares of Class A Common Stock which may be offered and sold to identify such pledgees, assignees, transferees, donees and successors-in-interest.

Based on information provided to us by the Selling Securityholder, (i) the Selling Securityholder does not have, nor within the past three years has had, any position, office or other material relationship with us or any of our affiliates, except for acting as an adviser to Corporate Capital Trust, Inc., predecessor-by-merger to FS KKR Capital Corp., (ii) the Selling Securityholder is not a broker-dealer or an affiliate of a broker-dealer other than CNL Securities Corp., which is not in the business of distributing our securities, and (iii) the Selling Securityholder, at the time of the acquisition, does not have direct or indirect agreements or understandings with any person, other than its beneficial owners and key former and current executive employees of an affiliate, to distribute any shares of Class A Common Stock.

The Selling Securityholder does not beneficially own 1% or more of our outstanding shares of Class A Common Stock, based on 540,401,864 shares of Class A Common Stock outstanding as of April 4, 2019. The address of the Selling Securityholder is 450 South Orange Avenue, Orlando, Florida 32801.

Name of Selling Securityholder	Beneficially Owned Prior to the Sale of All Shares Covered by this Prospectus Supplement(1)	Beneficially Owned After the Sale of All Shares Covered by this Prospectus Supplement
CNL Fund Advisors Company	3,500,000	0
(1)	“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares of Class A Common Stock beneficially owned is determined as of April 5, 2019.

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PLAN OF DISTRIBUTION

The Selling Securityholder may sell the shares of Class A Common Stock offered under this Prospectus Supplement utilizing any of the methods described in the Prospectus under the heading “Plan of Distribution”.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities to be sold pursuant to this Prospectus Supplement and the accompanying Prospectus. The registration statement, including the exhibits attached or incorporated by reference to the registration statement, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information from this Prospectus Supplement and the accompanying Prospectus.

We file annual, quarterly and current reports and other information with the SEC. The SEC’s rules allow us to “incorporate by reference” into this Prospectus Supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus Supplement, and information that we file later with the SEC will automatically update and supersede such information, as well as the information included in this Prospectus Supplement. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this Prospectus Supplement.

We incorporate by reference into this Prospectus Supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;
•	our Current Report on Form 8-K filed with the SEC on February 1, 2019 (SEC Accession No. 0001140361-19-002294); and
•	the description of our common stock and our preferred stock contained in the Registration Statement on Form 8-A12B/A, filed with the SEC on July 2, 2018, and the portion of our Current Report on Form 8-K filed on July 2, 2018 (SEC Accession No. 0001140361-18-030895), incorporated therein by reference.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and are required to file reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We will provide without charge to each person, including any beneficial owner, to whom this Prospectus Supplement is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this Prospectus Supplement but not delivered with this Prospectus Supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from KKR & Co. Inc., 9 West 57th Street, Suite 4200, New York, New York 10019, Attention: Investor Relations. You also may contact us at 1-877-610-4910 or visit our website at www.kkr.com for copies of those documents. Our website is included in this Prospectus Supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this Prospectus Supplement, information contained on our website is not incorporated by reference into this Prospectus Supplement and should not be considered to be a part of this Prospectus Supplement.

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PROSPECTUS

KKR & Co. Inc.

Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units

This prospectus relates to the following types of securities that may be offered for sale from time to time by us and any selling securityholders, together or separately:

•	shares of our Class A common stock;
•	shares of our preferred stock;
•	debt securities;
•	depositary shares;
•	warrants to purchase debt or equity securities;
•	purchase contracts; and
•	units.

This prospectus describes the general manner in which these securities may be offered and sold. We will provide specific terms of any offering of these securities in a prospectus supplement or a free writing prospectus. Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering. You should read this prospectus and any applicable prospectus supplement and free writing prospectus we may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and in any applicable prospectus supplement carefully before you invest.

We or any selling securityholders may sell any of these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and any selling securityholders reserve the sole right to accept, and we and any selling securityholders and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of these securities. If any agents, dealers or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement or a free writing prospectus will set forth any applicable commissions or discounts payable to them. The names of the selling securityholders, if any, will be set forth in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement or free writing prospectus. We will not receive any proceeds from the sale of these securities by any selling securityholders.

Our Class A common stock, 6.75% Series A Preferred Stock (“Series A Preferred Stock”) and 6.50% Series B Preferred Stock (“Series B Preferred Stock”) are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbols “KKR”, “KKR PRA” and “KKR PRB,” respectively.

In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 2 of this prospectus and in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 9, 2018

We have not authorized anyone to provide any information other than that contained or incorporated or deemed to be incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you in connection with an offering of the securities described in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute, and any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus, in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus, or in any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of that document. Neither the delivery of this prospectus nor any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus nor any distribution of the securities pursuant to this prospectus or any such prospectus supplement or free writing prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus, any such prospectus supplement or free writing prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement since the date thereof.

For investors outside the United States: neither we nor any selling securityholders have done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to an offering of the securities described in this prospectus and the distribution of this prospectus and any prospectus supplement or free writing prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we or any selling securityholders may sell any of the securities described in this prospectus in one or more offerings. This prospectus contains certain information about KKR & Co. Inc. and provides a general description of our Class A common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts and units that we or any selling securityholders may offer. This prospectus is not complete and does not contain all of the information that you should consider before making an investment in any of the securities described in this prospectus. Each time we or any selling securityholders sell these securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered and information regarding the selling securityholders, if any. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement and free writing prospectus together with information incorporated and deemed to be incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information” before making an investment in any of the securities described in this prospectus.

Unless otherwise expressly stated or the context otherwise requires, references to “KKR,” “we,” “us” and “our” refer to KKR & Co. Inc. and its subsidiaries. On July 1, 2018, we completed our conversion from a Delaware limited partnership named KKR & Co. L.P. into a Delaware corporation named KKR & Co. Inc. (the “Conversion”).

We conduct our business through three subsidiaries, KKR Management Holdings L.P., KKR Fund Holdings L.P. and KKR International Holdings L.P., which are together referred to as the “KKR Group Partnerships.” Each KKR Group Partnership has an identical number of partner interests and, when held together, one Class A partner interest in each of the KKR Group Partnerships together represents one “KKR Group Partnership Unit.” In connection with Series A Preferred Stock and Series B Preferred Stock, the KKR Group Partnerships have outstanding preferred units with economic terms designed to mirror those of the Series A Preferred Stock and Series B Preferred Stock, respectively.

References to the “Class B Stockholder” are to KKR Management LLC, the holder of the sole share of our Class B common stock, and any successor or permitted assign that owns our Class B common stock at the applicable time. Unless otherwise indicated, references to equity interests in KKR’s business, or to percentage interests in KKR’s business, reflect the aggregate equity interests in the KKR Group Partnerships and are net of amounts that have been allocated to our principals and other employees and non-employee operating consultants in respect of the carried interest from KKR’s business as part of our “carry pool” and certain minority interests.

References to “principals” are to our senior employees and non-employee operating consultants who hold interests in KKR’s business through KKR Holdings L.P. (“KKR Holdings”) and references to our “senior principals” are to our senior employees who hold interests in the Class B Stockholder.

References to “non-employee operating consultants” include employees of KKR Capstone, who are not employees of KKR. KKR Capstone refers to a group of entities that are owned and controlled by their senior management. KKR Capstone is not a subsidiary or affiliate of KKR. KKR Capstone operates under several consulting agreements with KKR and uses the “KKR” name under license from KKR.

References to our “funds” or our “vehicles” refer to investment funds, vehicles and accounts advised, sponsored or managed by one or more subsidiaries of KKR, including collateralized loan obligations and commercial real estate mortgage-backed securities vehicles, unless the context requires otherwise. They do not include investment funds, vehicles or accounts of any hedge fund manager with which we have formed a strategic partnership where we have acquired a non-controlling interest.

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KKR & CO. INC.

We are a leading global investment firm that manages multiple alternative asset classes including private equity, energy, infrastructure, real estate and credit, with strategic partners that manage hedge funds. We aim to generate attractive investment returns for our fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with our portfolio companies. We invest our own capital alongside the capital we manage for fund investors and provide financing solutions and investment opportunities through our capital markets business.

Our executive offices are located at 9 West 57th Street, Suite 4200, New York, NY, 10019, and our telephone number is (212) 750-8300. Our website address is www.kkr.com. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. In addition to the risks discussed below under “Cautionary Note Regarding Forwarding-Looking Statements,” you should carefully review the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, which are incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under “Where You Can Find More Information” and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of the securities pursuant to this prospectus. You should also carefully review the other risks and uncertainties discussed in the documents incorporated and deemed to be incorporated by reference in this prospectus and in any such prospectus supplement and free writing prospectus. The risks and uncertainties discussed below and in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our securities. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our securities could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “target,” “may,” “should,” “seek,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and our filings with the SEC.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus, any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus, and the documents incorporated and deemed to be incorporated by reference herein and therein.

The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement or a free writing prospectus prepared in connection with an offering of the securities pursuant to this prospectus, the net proceeds from the sale of any securities described in this prospectus will be used for general corporate purposes. General corporate purposes may include repayment, repurchase or redemption of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested or temporarily used to repay indebtedness prior to deployment for their intended purposes.

We will not receive any of the proceeds from the sale of the securities described in this prospectus by any selling securityholders.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been previously filed by us with the SEC. For a complete description of our capital stock, you should refer to our certificate of incorporation, our bylaws and applicable provisions of Delaware law. As used in this section, “we,” “us” and “our” mean KKR & Co. Inc., a Delaware corporation, and its successors, but not any of its subsidiaries. KKR & Co. L.P. refers to our entity form prior to our conversion to KKR & Co. Inc. at the effective time (the “Effective Time”) of the conversion on July 1, 2018.

Our authorized capital stock consists of 5,000,000,000 shares, all with a par value of $0.01 per share, of which:

•	3,500,000,000 are designated as Class A common stock;
•	1 is designated as Class B common stock;
•	499,999,999 are designated as Class C common stock; and
•	1,000,000,000 are designated as preferred stock, of which (x) 13,800,000 shares are designated as Series A Preferred Stock and (y) 6,200,000 shares are designated as Series B Preferred Stock.

Common Stock

Our common stock consists of Class A common stock, Class B common stock and Class C common stock.

Economic Rights

Dividends. Subject to preferences that apply to shares of Series A Preferred Stock and Series B Preferred Stock and any other shares of preferred stock outstanding at the time, the holders of our Class A common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. The Class B Stockholder and holders of our Class C common stock do not have any rights to receive dividends.

Liquidation. If we become subject to an event giving rise to our dissolution, liquidation or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock and any participating preferred stock outstanding at that time ranking on a parity with our Class A common stock with respect to such distribution, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our Series A Preferred Stock, Series B Preferred Stock and any other outstanding shares of preferred stock. The Class B Stockholder and holders of our Class C common stock do not have any rights to receive distributions upon our dissolution, liquidation or winding up.

Voting Rights

Our Class A common stock and our Class C common stock are non-voting and are not entitled to any votes on any matter that is submitted to a vote of our stockholders, except as expressly provided in our certificate of incorporation or required by Delaware law. The Class B common stock is voting and is entitled to one vote per share on any matter that is submitted to a vote of our stockholders generally.

Our certificate of incorporation provides for holders of our Class A common stock and our Class C common stock, voting together as a single class, to have the right to vote on the following matters:

•	a transfer of Class B common stock prior to December 31, 2018 (other than to an affiliate of the Class B Stockholder or in connection with certain transactions). See “—Transferability” below;
•	any increase in the number of authorized shares of Class B common stock;
•	a sale of all or substantially all of our and our subsidiaries’ assets, taken as a whole, in a single transaction or series of related transactions (except (i) for the sole purpose of changing our legal form into another limited liability entity and where the governing instruments of the new entity provide our stockholders with substantially the same rights and obligations and (ii) mortgages, pledges, hypothecations or grants of a security interest by the Class B Stockholder in all or substantially all of our assets (including for the benefit of affiliates of the Class B Stockholder));

•	merger, consolidation or other business combination (except for the sole purpose of changing our legal form into another limited liability entity and where the governing instruments of the new entity provide our stockholders with substantially the same rights and obligations); and
•	any amendment to our certificate of incorporation that would have a material adverse effect on the rights or preferences of our Class A common stock relative to the other classes of our stock.

In addition, holders of our Class C common stock will be entitled to vote separately as a class on any amendment to our certificate of incorporation that changes certain terms of the Class C common stock or is inconsistent with such terms, changes the par value of the shares of Class C common stock or adversely affects the rights or preferences of the Class C common stock.

In addition, Delaware law would permit holders of our Class A common stock to vote as a separate class on an amendment to our certificate of incorporation that would:

•	change the par value of our Class A common stock; or
•	alter or change the powers, preferences, or special rights of the Class A common stock in a way that would adversely affect the holders of our Class A common stock.

Our certificate of incorporation provides that the number of authorized shares of any class of stock, including our Class A common stock, may be increased or decreased (but not below the number of shares of such class then outstanding) solely with the approval of the Class B Stockholder and, in the case of any increase in the number of authorized shares of our Class B common stock, the holders of a majority in voting power of the Class A common stock and Class C common stock, voting together as a single class. As a result, the Class B Stockholder can approve an increase or decrease in the number of authorized shares of Class A common stock and Class C common stock without a separate vote of the holders of the applicable class of common stock. This could allow us to increase and issue additional shares of Class A common stock and/or Class C common stock beyond what is currently authorized in our certificate of incorporation without the consent of the holders of the applicable class of common stock.

Except as described below under “Anti-Takeover Provisions—Loss of voting rights,” each record holder of Class A common stock will be entitled to a number of votes equal to the number of shares of Class A common stock held with respect to any matter on which the Class A common stock is entitled to vote. In addition, so long as the ratio at which KKR Group Partnership Units are exchangeable for our Class A common stock remains on a one-for-one basis, holders of our Class C common stock shall vote together with holders of our Class A common stock as a single class and on an equivalent basis. If the ratio at which KKR Group Partnership Units are exchangeable for our Class A common stock changes from a one-for-one basis, the number of votes to which the holders of the Class C common stock are entitled will be adjusted accordingly. Additional classes of common stock having special voting rights could also be issued.

No Preemptive or Similar Rights

Our Class A common stock, Class B common stock and Class C common stock are not entitled to preemptive rights, and, except in the case of impermissible transfers of the Class B common stock, which would result in our redemption of such Class B common stock, are not subject to conversion, redemption or sinking fund provisions.

Transferability

Prior to December 31, 2018, the Class B Stockholder may not transfer all or any part of the Class B common stock held by it to another person without the approval of the holders of at least a majority of the voting power of our Class A common stock and Class C common stock, excluding shares of common stock held by the Class B Stockholder and its affiliates, subject to certain exceptions for transfers of all, but not less than all, of the Class B common stock to an affiliate, or to another entity as part of the merger or consolidation of the Class B Stockholder with or into such entity or the transfer by the Class B Stockholder of all or substantially all of its assets to another entity, in which case, written approval of our board of directors and a majority of the controlling interest of the Class B Stockholder would be required, among other things. On or after December 31, 2018, the Class B Stockholder may transfer all or any part of the Class B common stock held by it with the written approval of our board of directors and a majority of the controlling interest of the Class B Stockholder without first obtaining approval of any other stockholder so long as the transferee assumes the rights and duties of the Class B Stockholder under our certificate of incorporation, agrees to be bound by the provisions of our certificate of incorporation and furnishes an opinion of counsel regarding limited liability matters. The foregoing limitations do not preclude the members of the Class B Stockholder from selling or transferring all or part of their limited liability company interests in the Class B Stockholder at any time.

Exchange

KKR Group Partnership Units held by KKR Holdings are exchangeable for our Class A common stock on a one-for-one basis, subject to customary adjustments for splits, unit dividends and reclassifications and compliance with applicable lock-up, vesting and transfer restrictions. When a KKR Group Partnership Unit is exchanged for a share of Class A common stock, the corresponding share of Class C common stock shall automatically be cancelled and retired with no consideration being paid or issued with respect thereto.

Limited Call Right

If at any time:

(i)	less than 10% of the then issued and outstanding shares of any class (other than Class B common stock, Class C common stock and preferred stock) are held by persons other than the Class B Stockholder and its affiliates; or
(ii)	we are subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended,

we will have the right, which we may assign in whole or in part to the Class B Stockholder or any of its affiliates, to acquire all, but not less than all, of the remaining shares of the class held by unaffiliated persons.

As a result of our right to purchase outstanding shares of common stock, a stockholder may have their shares purchased at an undesirable time or price.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers (including voting powers), preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders (except as may be required by the terms of any preferred stock then outstanding). Our board of directors can also increase or decrease the number of shares of any series of preferred stock (other than the Series A Preferred Stock and Series B Preferred Stock or, so long as any shares of Series A Preferred Stock or Series B Preferred Stock remain outstanding, increases in the authorized number of shares of Series A senior stock or Series B senior stock (as each is defined below), respectively), but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the proportion of voting power held by, or other relative rights of, the holders of our Class A common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of the Class A common stock or the proportion of voting power held by, or other relative rights of, the holders of the Class A common stock.

As of the date of this prospectus, our certificate of incorporation has designated two series of preferred stock, Series A Preferred Stock and Series B Preferred Stock, each of which is outstanding.

Series A Preferred Stock

In March 2016, KKR & Co. L.P. issued 13,800,000 6.75% Series A Preferred Units (“Series A Preferred Units”). In connection with the Conversion, each Series A Preferred Unit outstanding immediately prior to the

Effective Time converted into one issued and outstanding, fully paid and nonassessable share of our Series A Preferred Stock. Our certificate of incorporation provides holders of the Series A Preferred Stock following the Conversion with substantially the same rights and obligations that holders of the Series A Preferred Units had in the limited partnership agreement of KKR & Co. L.P.

Economic rights. Dividends on the Series A Preferred Stock are payable when, as and if declared by our board of directors out of funds legally available, at a rate per annum equal to 6.75% of the $25.00 liquidation preference per share. Dividends on the Series A Preferred Stock are payable quarterly on March 15, June 15, September 15 and December 15 of each year, when, as and if declared our board of directors.

Dividends on the Series A Preferred Stock are non-cumulative.

Ranking. Shares of the Series A Preferred Stock rank senior to our common stock and equally with shares of our Series B Preferred Stock and any of our other equity securities, including any other preferred stock, that we may issue in the future, whose terms provide that such securities will rank equally with the Series A Preferred Stock respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (“Series A parity stock”). Shares of the Series A Preferred Stock include the same provisions with respect to restrictions on declaration and payment of dividends as the Series B Preferred Stock. Holders of the Series A Preferred Stock do not have preemptive or subscription rights.

Shares of the Series A Preferred Stock rank junior to (i) all of our existing and future indebtedness and (ii) any of our equity securities, including preferred stock, that we may issue in the future, whose terms provide that such securities will rank senior to the Series A Preferred Stock with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (such equity securities, “Series A senior stock”). We currently have no Series A senior stock outstanding. While any shares of Series A Preferred Stock are outstanding, we may not authorize or create any class or series of Series A senior stock without the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock and all other series of Series A voting preferred stock (defined below), acting as a single class. See “—Voting rights” below for a discussion of the voting rights applicable if we seek to create any class or series of Series A senior stock.

Maturity. The Series A Preferred Stock does not have a maturity date, and we are not required to redeem or repurchase the Series A Preferred Stock.

Optional redemption. We may not redeem the Series A Preferred Stock prior to June 15, 2021 except as provided below under “—Change of control redemption.” At any time or from time to time on or after June 15, 2021, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at a price of $25.00 per share of Series A Preferred Stock plus declared and unpaid dividends, if any, to, but excluding, the redemption date, without payment of any undeclared dividends.

Holders of the Series A Preferred Stock will have no right to require the redemption of the Series A Preferred Stock.

Change of control redemption. If a change of control event occurs prior to June 15, 2021, we may, at our option, redeem the Series A Preferred Stock, in whole but not in part, at a price of $25.25 per share of Series A Preferred Stock, plus declared and unpaid dividends to, but excluding, the redemption date, without payment of any undeclared dividends.

If we do not give a redemption notice within the time periods specified in our certificate of incorporation following a change of control event (whether before, on or after June 15, 2021), the dividend rate per annum on the Series A Preferred Stock will increase by 5.00%.

A change of control event would occur if a change of control is accompanied by the lowering of the rating on certain series of our senior notes that are guaranteed by us and the KKR Group Partnerships (or, if no such series of our senior notes are outstanding, our long-term issuer rating) in respect of such change of control and any series of such senior notes or our long-term issuer rating, as applicable, is rated below investment grade.

The change of control redemption feature of the Series A Preferred Stock may, in certain circumstances, make more difficult or discourage a sale or takeover of us or a KKR Group Partnership and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future.

Voting rights. Except as indicated below, the holders of the Series A Preferred Stock will have no voting rights.

Whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock have not been declared and paid, the number of directors on our board of directors will be increased by two and the holders of the Series A Preferred Stock, voting together as a single class with the holders of the Series B Preferred Stock and any other series of Series A parity stock then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, together with the Series B Preferred Stock, “Series A voting preferred stock”), will have the right to elect these two additional directors at a meeting of the holders of the Series A Preferred Stock and such Series A voting preferred stock. These voting rights will continue until four consecutive quarterly dividends have been declared and paid on the Series A Preferred Stock.

The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock and all series of Series A voting preferred units, acting as a single class, either at a meeting of stockholders or by written consent, is required in order:

(i)	to amend, alter or repeal any provision of our certificate of incorporation relating to the Series A Preferred Stock or series of Series A voting preferred stock so as to materially and adversely affect the voting powers, rights or preferences of the holders of the Series A Preferred Stock or series of Series A voting preferred stock, or
(ii)	to authorize, create or increase the authorized amount of, any class or series of preferred stock having rights senior to the Series A Preferred Stock with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up, provided that in the case of clause (i) above, if such amendment materially and adversely affects the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of Series A voting preferred stock (including the Series A Preferred Stock for this purpose), only the consent of the holders of at least two-thirds of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Series A voting preferred stock (including the Series A Preferred Stock for this purpose) as a class.

However, we may create additional series or classes of Series A parity stock and any equity securities that rank junior to our Series A Preferred Stock and issue additional series of such stock without the consent of any holder of the Series A Preferred Stock.

In addition, if at any time any person or group (other than the Class B Stockholder and its affiliates, or a direct or subsequently approved transferee of the Class B Stockholder or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of the Series A Preferred Stock then outstanding, that person or group will lose voting rights on all of its stock and the stock may not be voted on any matter and will not be considered to be outstanding when calculating required votes or for other similar purposes. See “Anti-Takeover Provisions—Loss of voting rights.”

Amount payable in liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of us, each holder of the Series A Preferred Stock will be entitled to a payment equal to the sum of the $25.00 liquidation preference per share of Series A Preferred Stock and declared and unpaid dividends, if any, to, but excluding the date of the liquidation, dissolution or winding up. Such payment will be made out of our assets available for distribution (to the extent available) to the holders of the Series A Preferred Stock following the satisfaction of all claims ranking senior to the Series A Preferred Stock.

No conversion rights. The shares of Series A Preferred Stock are not convertible into any class of common stock or any other class or series of our capital stock or any other security.

Series A GP Mirror Units. We contributed the net proceeds from the sale of the Series A Preferred Units in March 2016 to the KKR Group Partnerships and, in consideration of our contribution, each KKR Group Partnership issued to us a new series of preferred units with economic terms designed to mirror those of the Series A Preferred Units and, following the Conversion, the Series A Preferred Stock, which we refer to as the “Series A GP Mirror Units.” The terms of the Series A GP Mirror Units provide that unless distributions have been declared and paid or declared and set apart for payment on all Series A GP Mirror Units issued by each KKR Group Partnership for the then-current quarterly dividend period, then during such quarterly dividend period only, each KKR Group Partnership may not repurchase its common units or any junior units and may not declare or pay or set apart payment for distributions on its junior units, other than distributions paid in junior units or options, warrants or rights to subscribe for or purchase junior units. The terms of the Series A GP Mirror Units also provide that, in the event that any KKR Group Partnership liquidates, dissolves or winds up, no KKR Group Partnership may declare or pay or set apart payment on its common units or any other units ranking junior to the Series A GP Mirror Units unless the outstanding liquidation preference on all outstanding Series A GP Mirror Units of each KKR Group Partnership have been repaid via redemption or otherwise. The foregoing is subject to certain exceptions, including, (i) in the case of a merger or consolidation of one or more KKR Group Partnerships in a transaction whereby the surviving person, if not a KKR Group Partnership immediately prior to such transaction, expressly assumes all of the obligations under the Series A GP Mirror Units and satisfies certain other conditions, (ii) the KKR Group Partnership being sold or disposed of does not constitute a “significant subsidiary” under Rule 1-02(w) of Regulation S-X promulgated by the SEC or (iii) the Series A Preferred Stock have been fully redeemed. The Series B GP Mirror Units (as defined below) rank equally with the Series A GP Mirror Units.

Series B Preferred Stock

In June 2016, KKR & Co. L.P. issued 6,200,000 6.50% Series B Preferred Units (“Series B Preferred Units”). In connection with the Conversion, each Series B Preferred Unit outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of our Series B Preferred Stock. Our certificate of incorporation provides holders of the Series B Preferred Stock following the Conversion with substantially the same rights and obligations that holders of the Series B Preferred Units had in the limited partnership agreement of KKR & Co. L.P.

Economic rights. Dividends on the Series B Preferred Stock are payable when, as and if declared by our board of directors out of funds legally available, at a rate per annum equal to 6.50% of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Stock are payable quarterly on March 15, June 15, September 15 and December 15 of each year, when, as and if declared our board of directors.

Dividends on the Series B Preferred Stock are non-cumulative.

Ranking. Shares of the Series B Preferred Stock rank senior to our Class A common stock and equally with shares of our Series A Preferred Stock and any of our other equity securities, including any other preferred stock, that we may issue in the future, whose terms provide that such securities will rank equally with the Series B Preferred Stock respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (“Series B parity stock”). Shares of the Series B Preferred Stock include the same provisions with respect to restrictions on declaration and payment of dividends as the Series A Preferred Stock. Holders of the Series B Preferred Stock do not have preemptive or subscription rights.

Shares of the Series B Preferred Stock rank junior to (i) all of our existing and future indebtedness and (ii) any of our equity securities, including preferred stock, that we may issue in the future, whose terms provide that such securities will rank senior to the Series B Preferred Stock with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up. We currently have no Series B senior stock outstanding (such equity securities, “Series B senior stock”). While any shares of Series B Preferred Stock are outstanding, we may not authorize or create any class or series of Series B senior stock without the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series B Preferred Stock and all other series of Series B voting preferred stock (defined below), acting as a single class. See “—Voting rights” below for a discussion of the voting rights applicable if we seek to create any class or series of Series B senior stock.

Maturity. The Series B Preferred Stock does not have a maturity date, and we are not required to redeem or repurchase the Series B Preferred Stock.

Optional redemption. We may not redeem the Series B Preferred Stock prior to September 15, 2021 except as provided below under “—Change of control redemption.” At any time or from time to time on or after September 15, 2021, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, at a price of $25.00 per share of Series B Preferred Stock plus declared and unpaid dividends, if any, to, but excluding, the redemption date, without payment of any undeclared dividends.

Holders of the Series B Preferred Stock will have no right to require the redemption of the Series B Preferred Stock.

Change of control redemption. If a change of control event occurs prior to September 15, 2021, we may, at our option, redeem the Series B Preferred Stock, in whole but not in part, at a price of $25.25 per share of Series B Preferred Stock, plus declared and unpaid dividends to, but excluding, the redemption date, without payment of any undeclared dividends.

If we do not give a redemption notice within the time periods specified in our certificate of incorporation following a change of control event (whether before, on or after September 15, 2021), the dividend rate per annum on the Series B Preferred Stock will increase by 5.00%.

A change of control event would occur if a change of control is accompanied by the lowering of the rating on certain series of our senior notes that are guaranteed by us and the KKR Group Partnerships (or, if no such series of our senior notes are outstanding, our long-term issuer rating) in respect of such change of control and any series of such senior notes or our long-term issuer rating, as applicable, is rated below investment grade.

The change of control redemption feature of the Series B Preferred Stock may, in certain circumstances, make more difficult or discourage a sale or takeover of us or a KKR Group Partnership and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future.

Voting rights. Except as indicated below, the holders of the Series B Preferred Stock will have no voting rights.

Whenever six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock have not been declared and paid, the number of directors on our board of directors will be increased by two and the holders of the Series B Preferred Stock, voting together as a single class with the holders of the Series A Preferred Stock and any other series of Series B parity stock then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, together with the Series A Preferred Stock, “Series B voting preferred stock”), will have the right to elect these two additional directors at a meeting of the holders of the Series B Preferred Stock and such Series B voting preferred stock. These voting rights will continue until four consecutive quarterly dividends have been declared and paid on the Series B Preferred Stock.

The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series B Preferred Stock and all series of Series B voting preferred units, acting as a single class, either at a meeting of stockholders or by written consent, is required in order:

(i)	to amend, alter or repeal any provision of our certificate of incorporation relating to the Series B Preferred Stock or series of Series B voting preferred stock so as to materially and adversely affect the voting powers, rights or preferences of the holders of the Series B Preferred Stock or series of Series B voting preferred stock, or
(ii)	to authorize, create or increase the authorized amount of, any class or series of preferred stock having rights senior to the Series B Preferred Stock with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up, provided that in the case of clause (i) above, if such amendment materially and adversely affects the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of Series B voting preferred stock (including the Series B Preferred Stock for this purpose), only the consent of the holders of at least two-thirds of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Series B voting preferred stock (including the Series B Preferred Stock for this purpose) as a class.

However, we may create additional series or classes of Series B parity stock and any equity securities that rank junior to our Series B Preferred Stock and issue additional series of such stock without the consent of any holder of the Series B Preferred Stock.

In addition, if at any time any person or group (other than the Class B Stockholder and its affiliates, or a direct or subsequently approved transferee of the Class B Stockholder or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of the Series B Preferred Stock then outstanding, that person or group will lose voting rights on all of its stock and the stock may not be voted on any matter and will not be considered to be outstanding when calculating required votes or for other similar purposes. See “Anti-Takeover Provisions—Loss of voting rights.”

Amount payable in liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of us, each holder of the Series B Preferred Stock will be entitled to a payment equal to the sum of the $25.00 liquidation preference per share of Series B Preferred Stock and declared and unpaid dividends, if any, to, but excluding the date of the liquidation, dissolution or winding up. Such payment will be made out of our assets available for distribution (to the extent available) to the holders of the Series B Preferred Stock following the satisfaction of all claims ranking senior to the Series B Preferred Stock.

No conversion rights. The shares of Series B Preferred Stock are not convertible into any class of common stock or any other class or series of our capital stock or any other security.

Series B GP Mirror Units. We contributed the net proceeds from the sale of the Series B Preferred Units in June 2016 to the KKR Group Partnerships and, in consideration of our contribution, each KKR Group Partnership issued to us a new series of preferred units with economic terms designed to mirror those of the Series B Preferred Units and, following the Conversion, the Series B Preferred Stock, which we refer to as the “Series B GP Mirror Units.” The terms of the Series B GP Mirror Units provide that unless distributions have been declared and paid or declared and set apart for payment on all Series B GP Mirror Units issued by each KKR Group Partnership for the then-current quarterly dividend period, then during such quarterly dividend period only, each KKR Group Partnership may not repurchase its common units or any junior units and may not declare or pay or set apart payment for distributions on its junior units, other than distributions paid in junior units or options, warrants or rights to subscribe for or purchase junior units. The terms of the Series B GP Mirror Units also provide that, in the event that any KKR Group Partnership liquidates, dissolves or winds up, no KKR Group Partnership may declare or pay or set apart payment on its common units or any other units ranking junior to the Series B GP Mirror Units unless the outstanding liquidation preference on all outstanding Series B GP Mirror Units of each KKR Group Partnership have been repaid via redemption or otherwise. The foregoing is subject to certain exceptions, including, (i) in the case of a merger or consolidation of one or more KKR Group Partnerships in a transaction whereby the surviving person, if not a KKR Group Partnership immediately prior to such transaction, expressly assumes all of the obligations under the Series B GP Mirror Units and satisfies certain other conditions, (ii) the KKR Group Partnership being sold or disposed of does not constitute a “significant subsidiary” under Rule 1-02(w) of Regulation S-X promulgated by the SEC or (iii) the Series B Preferred Stock have been fully redeemed. The Series A GP Mirror Units rank equally with the Series B GP Mirror Units.

Forum selection. The federal district courts of the United States of America are the exclusive forums for resolving any complaint brought by any holder of Series B Preferred Stock (including any holder of beneficial interests in shares of Series B Preferred Stock) asserting a cause of action arising under the United States federal securities laws.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in any business ventures of the Class B Stockholder and its affiliates and any member, partner, Tax Matters Partner (as defined in U.S. Internal Revenue Code of 1986, as amended (the “Code”), in effect prior to 2018), Partnership Representative (as defined in the Code), officer, director, employee agent, fiduciary or trustee of any of KKR & Co. Inc. or its subsidiaries, any KKR Group Partnership, the Class B Stockholder or any of our or the Class B Stockholder’s affiliates and certain other specified persons (collectively, the “Indemnitees”). Our certificate of incorporation provides that each Indemnitee has the right to engage in businesses of every type and description, including business interests and activities in direct competition with our business and activities. Our certificate of incorporation also waives and renounces any interest or expectancy that we may have in, or right to be offered an opportunity to participate in, business opportunities that are from time to time presented to the Indemnitees. Notwithstanding the foregoing, pursuant to our certificate of incorporation, the Class B Stockholder has agreed that its sole business will be to act as the Class B Stockholder and as a general partner or managing member of any partnership or limited liability company that we may hold an interest in and that it will not engage in any business or activity or incur any debts or liabilities except in connection therewith.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws and Delaware General Corporation Law (the “DGCL”) contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock held by stockholders.

Non-voting common stock. Our Class A common stock is generally non-voting. In addition, our certificate of incorporation provides that generally, with respect to any matter on which the Class A common stock is entitled to vote, such vote shall require a majority or more of all the outstanding Class A common stock and Class C common stock voting together as a single class. As of September 30, 2018, KKR Holdings owned 303,106,993 shares of Class C common stock, representing approximately 36.6% of the total combined voting power of the Class A common stock and Class C common stock. As a result, with respect to any matter as to which Class A common stock may be entitled to vote, depending on the number of shares of outstanding shares of Class A common stock and Class C common stock actually voted, our senior employees should generally have sufficient voting power to substantially influence matters subject to the vote.

Election of directors. Subject to the rights granted to one or more series of preferred stock then outstanding, the Class B Stockholder has the sole authority to elect directors.

Removal of directors. Subject to the rights granted to one or more series of preferred stock then outstanding, the Class B Stockholder has the sole authority to remove and replace any director, with or without cause, at any time.

Vacancies. In addition, our bylaws also provide that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled by the Class B Stockholder.

Loss of voting rights. If at any time any person or group (other than the Class B Stockholder and its affiliates, or a direct or subsequently approved transferee of the Class B Stockholder or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of any class of our stock then outstanding, that person or group will lose voting rights on all of its shares of stock and such shares of stock may not be voted on any matter as to which such shares may be entitled to vote and will not be considered to be outstanding when sending notices of a meeting of stockholders, calculating required votes, determining the presence of a quorum or for other similar purposes, in each case, as applicable and to the extent such shares of stock are entitled to any vote.

Requirements for advance notification of stockholder proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals relating to the limited matters on which our Class A common stock may be entitled to vote. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. Our bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of our company.

Special stockholder meetings. Our certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors, the Class B Stockholder or, if at any time any stockholders other than the Class B Stockholder are entitled under applicable law or our certificate of incorporation to vote on specific matters proposed to be brought before a special meeting, stockholders representing 50% or more of the voting power of the outstanding stock of the class or classes of stock which are entitled to vote at such meeting. Class A common stock and Class C common stock are considered the same class of common stock for this purpose.

Stockholder action by written consent. Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise or it conflicts with the rules of the NYSE. Our certificate of incorporation permits stockholder action by written consent by stockholders other than the Class B Stockholder only if consented to by the board of directors in writing.

Actions requiring Class B Stockholder approval. Certain actions require the prior approval of the Class B Stockholder, including, without limitation:

•	entry into a debt financing arrangement in an amount in excess of 10% of our then existing long-term indebtedness (other than with respect to intercompany debt financing arrangements);
•	issuances of securities that would (i) represent at least 5% of any class of equity securities or (ii) have designations, preferences, rights priorities or powers that are more favorable than the Class A common stock;
•	adoption of a shareholder rights plan;
•	amendment of our certificate of incorporation, certain provisions of our bylaws relating our board of directors and officers and the operating agreements of the KKR Group Partnerships;
•	the appointment or removal of our Chief Executive Officer or a Co-Chief Executive Officer;
•	merger, sale or other dispositions of all or substantially all of the assets, taken as a whole, of us and our subsidiaries, and the liquidation or dissolution of us or any KKR Group Partnership; and
•	the withdrawal, removal or substitution of any person as the general partner of a KKR Group Partnership or the transfer of beneficial ownership of all or any part of a general partner interest in a KKR Group Partnership to any person other than a wholly-owned subsidiary.

Amendments to our certificate of incorporation requiring Class B Stockholder approval. Except as otherwise expressly provided by applicable law, only the vote of the Class B Stockholder, together with the approval of our board of directors, shall be required in order to amend certain provisions of our certificate of incorporation and none of our other stockholders shall have the right to vote with respect to any such amendments, which include, without limitation:

(1)	amendments to provisions relating to approvals of the transfer of the Class B units in the KKR Group Partnerships, Class B Stockholder approvals for certain actions and the appointment or removal of the Chief Executive Officer or Co-Chief Executive Officers;
(2)	a change in our name, our registered agent or our registered office;
(3)	an amendment that our board of directors determines to be necessary or appropriate to address certain changes in U.S. federal, state and local income tax regulations, legislation or interpretation;
(4)	an amendment that is necessary, in the opinion of our counsel, to prevent us or our indemnitees from having a material risk of being in any manner subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;
(5)	a change in our fiscal year or taxable year;
(6)	an amendment that our board of directors has determined to be necessary or appropriate for the creation, authorization or issuance of any class or series of our capital stock or options, rights, warrants or appreciation rights relating to our capital stock;

(7)	any amendment expressly permitted in our certificate of incorporation to be made by the Class B Stockholder acting alone;
(8)	an amendment effected, necessitated or contemplated by an agreement of merger, consolidation or other business combination agreement that has been approved under the terms of our certificate of incorporation;
(9)	an amendment effected, necessitated or contemplated by an amendment to the partnership agreement of a KKR Group Partnership that requires unitholders of the KKR Group Partnership to provide a statement, certification or other proof of evidence regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by the KKR Group Partnership;
(10)	any amendment that our board of directors has determined is necessary or appropriate to reflect and account for our formation of, or our investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by our certificate of incorporation;
(11)	a merger into, or conveyance of all of our assets to, another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger or conveyance other than those it receives by way of the merger or conveyance consummated solely to effect a mere change in our legal form, the governing instruments of which provide the stockholders with substantially the same rights and obligations as provided by our certificate of incorporation;
(12)	any amendment that our board of directors determines to be necessary or appropriate to cure any ambiguity, omission, mistake, defect or inconsistency; or
(13)	any other amendments substantially similar to any of the matters described in (1) through (12) above.

In addition, except as otherwise provided by applicable law, the Class B Stockholder, together with the approval of our board of directors, can amend our certificate of incorporation without the approval of any other stockholder to adopt any amendments that our board of directors has determined:

(1)	do not adversely affect the stockholders considered as a whole (or adversely affect any particular class or series of stock as compared to another class or series) in any material respect;
(2)	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal, state, local or non-U.S. agency or judicial authority or contained in any federal, state, local or non-U.S. statute (including the DGCL);
(3)	are necessary or appropriate to facilitate the trading of our stock or to comply with any rule, regulation, guideline or requirement of any securities exchange on which our stock are or will be listed for trading;
(4)	are necessary or appropriate for any action taken by us relating to splits or combinations of shares of our capital stock under the provisions of our certificate of incorporation; or
(5)	are required to effect the intent of or are otherwise contemplated by our certificate of incorporation.

Super-majority requirements for certain amendments to our certificate of incorporation. Except for amendments to our certificate of incorporation that require the sole approval of the Class B Stockholder, any amendments to our certificate of incorporation require the vote or consent of stockholders holding at least 90% in voting power of our Class A common stock and Class C common stock unless we obtain an opinion of counsel confirming that such amendment would not affect the limited liability of such stockholder under the DGCL. Any amendment of this provision of our certificate of incorporation also requires the vote or consent of stockholders holding at least 90% in voting power of our Class A common stock and Class C common stock.

Merger, sale or other disposition of assets. Our certificate of incorporation provides that we may, with the approval of the Class B Stockholder and with the approval of the holders of at least a majority in voting power of our Class A common stock and Class C common stock, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or consummate any merger, consolidation or other similar combination, or approve the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries, except that no approval of our Class A common stock and Class C common stock shall be required in the case of certain limited transactions involving our reorganization into another limited liability entity. See “—Common Stock—Voting Rights.” We may in our sole discretion mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets (including for the benefit of persons other than us or our subsidiaries) without the prior approval of the holders of our Class A common stock and Class C common stock. We may also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without the prior approval of the holders of our Class A common stock and Class C common stock.

Preferred stock. The rights of holders of our Series A Preferred Stock and Series B Preferred Stock requiring us to redeem all or a portion of their series of preferred stock upon the occurrence of a change of control event could have the effect of discouraging third parties from pursuing certain transactions with us, which may otherwise be in the best interest of our stockholders. See “Preferred Stock” above.

Choice of forum. The Court of Chancery of the State of Delaware (or, solely to the extent that the Court of Chancery lacks subject matter jurisdiction, any other court in the State of Delaware with subject matter jurisdiction) is the exclusive forum for resolving any claims, suits, actions or proceedings arising out of or relating in any way to our certificate of incorporation (including any claims, suits or actions to interpret, apply or enforce (i) the provisions of our certificate of incorporation or our bylaws, (ii) our duties, obligations or liabilities to our stockholders, or of our stockholders to us, or among our stockholders, (iii) the rights or powers of, or restrictions on, us or any of our stockholders, (iv) any provision of the DGCL or (v) any other instrument, document, agreement or certificate contemplated by any provision of the DGCL relating to us (regardless of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)), except as otherwise provided in our certificate of incorporation for any series of our preferred stock.

Business Combinations

We have opted out of Section 203 of the DGCL, which provides that an “interested stockholder” (a person other than the corporation or any direct or indirect majority-owned subsidiary who, together with affiliates and associates, owns, or, if such person is an affiliate or associate of the corporation, within three years did own, 15% or more of the outstanding voting stock of a corporation) may not engage in “business combinations” (which is broadly defined to include a number of transactions, such as mergers, consolidations, asset sales and other transactions in which an interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders) with the corporation for a period of three years after the date on which the person became an interested stockholder without certain statutorily mandated approvals.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock, Series A Preferred Stock and Series B Preferred Stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8300.

Listing

Our Class A common stock, Series A Preferred Stock and Series B Preferred Stock are listed on the NYSE under the ticker symbols “KKR”, “KKR PRA” and “KKR PRB,” respectively.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms that will apply to any debt securities that may be offered pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

We may issue the debt securities in one or more series under an indenture between us and the trustee. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture, as supplemented.

The form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.

As used in this section, “we,” “us” and “our” mean KKR & Co. Inc., a Delaware corporation, and its successors, but not any of its subsidiaries. As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness offered pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the indenture.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. All debt securities will be our senior unsecured obligations. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price, the issue date, the issue price, the date from which interest will accrue and, if applicable, the date on which interest will first be paid) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange. The applicable prospectus supplement will include a discussion of material U.S. federal income tax considerations applicable to the debt securities.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;
•	the maximum aggregate principal amount, if any, established for debt securities of the series;
•	the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;
•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;
•	the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;
•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;
•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;
•	our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;
•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;
•	if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;
•	if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;
•	if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);
•	if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;
•	if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•	if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;
•	if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;
•	any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;
•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;
•	if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;
•	whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;
•	whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;
•	if a trustee other than the trustee named in the indenture is to act as trustee for the securities of a series, the name and corporate trust office of such trustee; and
•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest.

Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

Unless otherwise indicated in the applicable prospectus supplement:

•	For fixed rate debt securities, if the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.
•	For floating rate debt securities, if any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or the redemption date, if any) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day; if the maturity date or the redemption date, if any, is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the maturity date or the redemption date, if any, to the date of that payment. Interest on the floating rate debt securities will be computed on the basis of the actual number of days elapsed during the relevant interest period and a 360-day year.

Optional Redemption

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate, including by lot or pro rata. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; that on the date of redemption, the redemption price will become due and payable upon each debt security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after the redemption date; the place or places where such debt securities are to be surrendered for payment of the redemption price; for any debt securities that by their terms may be converted, the terms of conversion, the date on which the right to convert will terminate and the place or places where such debt securities may be surrendered for conversion; that the redemption is for a sinking fund, if such is the case; and the CUSIP, ISN or any similar number of the debt securities to be redeemed.

By no later than 10:00 a.m. (New York City time) on the business day prior to any redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we are not required to (i) issue, register the transfer of or exchange any debt security selected for redemption (or of such series and specific tenor, as the case may be) for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed or (ii) register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

The registered holder of a debt security will be treated as the owner of it for all purposes.

Subject to any applicable abandoned property law, all amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;
•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or
•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not be a party to a Substantially All Merger or participate in a Substantially All Sale, unless:

•	we are the surviving person, or the person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Person”) is organized under the laws of the Permitted Jurisdictions and has assumed by supplemental indenture all of our obligations under the indenture;
•	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and
•	we deliver to the trustee an officers’ certificate or an opinion of counsel, each stating that such transaction and any supplemental indenture relating thereto comply with the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Upon the consummation of such transaction, the Successor Person will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor Person may exercise our rights and powers under the indenture, and we will be released from all of our liabilities and obligations under the indenture and under the debt securities.

Any substitution of the Successor Person for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of this covenant:

•	a “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity including government or political subdivision or an agency or instrumentality thereof;
•	a “Substantially All Merger” means our merger or consolidation with or into another person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person; and
•	a “Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other person, in one or a series of related transactions, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person.
•	“Permitted Jurisdictions” means the laws of the United States of America or any state thereof.

No Gross Up

We and the trustee will be entitled to deduct amount required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), and neither we nor the trustee shall have any obligation to gross-up any payment to pay any additional amount as a result of such deduction. In addition, unless otherwise provided in an applicable supplemental indenture, we shall not be obligated to pay any additional amounts with respect to our debt securities as a result of any withholding or deduction for, or on account of, any other present or future taxes, duties, assessments or governmental charges.

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)	default in the payment of any installment of interest on any debt securities of that series, and such default continues for a period of 30 days after the payment becomes due and payable;
(2)	default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable, regardless of whether the payment became due and payable at its stated maturity, upon redemption, upon declaration of acceleration or otherwise;
(3)	default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;
(4)	default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series;
(5)	we pursuant to or within the meaning of the Bankruptcy Law (as defined below):
•	commence a voluntary case or proceeding;
•	consent to the entry of an order for relief against us in an involuntary case or proceeding;
•	consent to the appointment of a Custodian of us or for all or substantially all of our property;
•	make a general assignment for the benefit of our creditors;
•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of such petition or the appointment of or taking possession by a Custodian; or
•	take any comparable action under any foreign laws relating to insolvency;
(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;
•	appoints a Custodian of us or for all or substantially all of our property; or
•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

and the order or decree remains unstayed and in effect for 90 days; or

(7)	any other event of default provided with respect to debt securities of that series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default specified in clause (5) or (6) above with respect to us) occurs and is continuing, the trustee by notice to us, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us and the trustee, may declare the principal and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an event of default specified in clause (5) or (6) above with respect to us occurs and is continuing, the principal and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the nonpayment of the principal which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the performance and observance of any of the terms, provisions and conditions under the indenture or, if there has been a default, specifying each such default and the nature and status thereof which such officers may have knowledge.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official), or for any other remedy unless:

(1)	an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default, specifying an event of default with respect to the debt securities of that series;
(2)	the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;
(3)	the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;
(4)	the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and
(5)	no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;
•	reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of or extend the time of payment of interest on any debt security;
•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;
•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;
•	impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption or repayment, on or after the redemption date or repayment date, as applicable);
•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;
•	modify any provisions in the indenture regarding (i) the modifications and amendments requiring the consent of the holders of each affected debt security and (ii) the waiver of past defaults by the holders of debt securities and (iii) the waiver of certain covenants by the holders of debt securities, except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;
•	make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities;
•	subordinate the debt security of any series to any of our other obligation; or
•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•	to evidence the succession of another person to, and the assumption by the Successor Person of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;
•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;
•	to add one or more guarantees for the benefit of holders of the debt securities;
•	to secure the debt securities;
•	to add or appoint a successor or separate trustee or other agent;
•	to provide for the issuance of additional debt securities of any series;
•	to establish the form or terms of debt securities of any series as permitted by the indenture;
•	to comply with the rules of any applicable securities depository;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;
•	to cure any ambiguity, to correct or supplement any provision of the indenture;
•	to change any other provision contained in the debt securities of any series or under the indenture; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect; or
•	to conform any provision of the indenture or the debt securities of any series to the description of such debt securities contained in the Company’s prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the debt securities of such series

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and which have either become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by (i) depositing with the trustee, in trust, money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, (ii) paying all other sums payable under the indenture and (iii) delivering to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the indenture relating to the discharge as to that series have been complied with.

The indenture provides that we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (ii) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of (x) money in an amount, (y) U.S. government obligations which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, or (z) a combination thereof, in each case sufficient to pay and discharge the principal or premium, if any, and interest on the debt securities.

As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers’ certificate to the effect that the neither such debt securities nor any other debt securities of the same series will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. The indenture provides that the global securities may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than DTC or its nominee unless:

(1)	DTC notifies us that it is unwilling or unable or no longer permitted under applicable law to continue as depository for such global security and a successor depository is not appointed within 90 days;
(2)	an event of default with respect to such global security has occurred and be continuing;
(3)	we deliver to the trustee an order to such effect; or
(4)	there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose in the indenture.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The trustee under the indenture will be named in the applicable prospectus supplement.

The trustee under the indenture will be permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional interests in shares of Class A common stock or preferred stock, rather than shares of Class A common stock or preferred stock, with those rights and subject to the terms and conditions that we may specify in a prospectus supplement or a free writing prospectus. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of Class A common stock or preferred stock. The shares of Class A common stock or preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement or a free writing prospectus will include the name and address of the depositary and will include a discussion of material U.S. federal income tax considerations applicable to the Class A common stock, preferred stock and depositary shares, as applicable.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in a prospectus supplement or a free writing prospectus for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement or a free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement or a free writing prospectus relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of Class A common stock, preferred stock or depositary shares at a future date or dates, as specified in a related prospectus supplement or a free writing prospectus. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified principal amount of debt securities or a specified or varying number of shares of Class A common stock, preferred stock or depositary shares. The consideration for the debt securities, Class A common stock, preferred stock or depositary shares and the principal amount of debt securities or number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, which may secure the holders’ obligations to purchase or sell, as the case may be, shares of Class A common stock, preferred stock or depositary shares under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security pursuant to the purchase contracts.

The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of Class A common stock or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement or a free writing prospectus.

PLAN OF DISTRIBUTION

We or any selling securityholders may sell the securities offered by this prospectus:

•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	through agents; or
•	through a combination of any of these methods of sale.

The securities covered by this prospectus may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

We will describe in a prospectus supplement or a free writing prospectus the particular terms of the offering of the securities covered by this prospectus, including the following:

•	the method of distribution of the securities offered thereby;
•	the names of any underwriters or agents;
•	the proceeds we will receive from the sale, if any;
•	any discounts and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the applicable securities may be listed.

The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, and may also be offered through standby underwriting or purchase arrangements entered into by us or any selling securityholders. We or any selling securityholders may also sell the securities through agents or dealers designated by us or any selling securityholders. We or any selling securityholders also may sell the securities directly, in which case no underwriters or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or any selling securityholders and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We or any selling securityholders may have agreements with the underwriters, dealers and agents involved in the offering of the securities to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents involved in the offering of the securities may engage in transactions with, or perform services for, us, our subsidiaries or other affiliates or any selling securityholders in the ordinary course of their businesses.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the market price of such securities or other securities that may be issued upon conversion, exchange or exercise of such securities or the prices of which may be used to determine payments on such securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover over-allotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities and, if they engage in any of these activities, may end any of these activities at any time without notice.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain partners of Simpson Thacher & Bartlett LLP, members of their families and related persons have an interest representing less than 1% of our Class A common stock.

EXPERTS

The consolidated financial statements, and the related financial statement schedule incorporated in this prospectus by reference from KKR’s Annual Report on Form 10-K and the effectiveness of KKR’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities to be sold pursuant to this prospectus. The registration statement, including the exhibits attached or incorporated by reference to the registration statement, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information from this prospectus.

We file annual, quarterly and current reports and other information with the SEC. The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede such information, as well as the information included in this prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this prospectus. This prospectus also contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.

We incorporate by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018;
•	our Current Reports on Form 8-K filed with the SEC on March 2, 2018 (other than Item 7.01 and Exhibit 99.1), March 23, 2018, June 29, 2018, July 2, 2018 (two filings), September 6, 2018 (other than Item 7.01 and Exhibit 99.1), and November 9, 2018; and
•	the description of our common stock and our preferred stock contained in the Registration Statements on Form 8-A/A, filed with the SEC on July 2, 2018.

We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from KKR & Co. Inc., 9 West 57th Street, Suite 4200, New York, New York 10019, Attention: Investor Relations. You also may contact us at 1-877-610-4910 or visit our website at www.kkr.com for copies of those documents. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.